EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, T. Ronan Kennedy, certify that:

1.	I have reviewed this report on Form 10-K/A for the year ended September 30, 2023 of cbdMD, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: January 26, 2024	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Interim Chief Executive Officer (Principal executive officer)